EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES
MAY 2020 MONTHLY DIVIDEND AND

•	May 2020 Monthly Dividend of $0.055 Per Share of Common Stock
•	RMBS Portfolio Characteristics as of April 30, 2020
•	Next Dividend Announcement Expected June 16, 2020

Vero Beach, Fla., May 13, 2020 - Orchid Island Capital, Inc. (the “Company”) (NYSE:ORC) announced today that the Board of Directors (the “Board”) declared a monthly cash dividend for the month of May 2020. The dividend of $0.055 per share will be paid June 26, 2020, to holders of record of the Company’s common stock on May 29, 2020, with an ex-dividend date of May 28, 2020.  The Company plans on announcing its next common stock dividend after the Board’s meeting on June 16, 2020.

The Company intends to make regular monthly cash distributions to its holders of common stock. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and cannot assure you of its ability to make distributions to stockholders in the future.

As of May 13, 2020, April 30, 2020 and March 31, 2020 the Company had 66,236,639 shares of common stock outstanding.

Estimated Book Value Per Share

The estimated range of the Company’s book value per share as of May 12, 2020 was $5.24 and $5.34.  The Company computes book value per share by dividing total stockholders' equity by the total number of outstanding shares of common stock. At May 12, 2020, the Company's preliminary estimated total stockholders' equity range was approximately $346.8 million to $353.4 million with 66,236,639 shares of common stock outstanding. These figures and the resulting estimated book value per share as of May 12, 2020 are preliminary, subject to change, and have not been audited or verified by any third party. The market prices used to compute the fair market value of the pass-through residential mortgage backed certificates issued by Freddie Mac, Fannie Mae or Ginnie Mae (“RMBS”) and structured RMBS positions were obtained from JP Morgan Pricing Direct.  Swap and futures marks were obtained from the Chicago Mercantile Exchange closing marks.  Swaption marks were obtained from the counterparty to the trade and verified internally for reasonableness.  Closing to-be-announced securities prices were obtained from Bloomberg.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of April 30, 2020 are presented below. These figures are preliminary and subject to change.  The information contained herein is an intra-quarter update created by the Company based upon information that the Company believes is accurate:

•	RMBS Valuation Characteristics
•	RMBS Assets by Agency
•	Investment Company Act of 1940 (Whole Pool) Test Results
•	Repurchase Agreement Exposure by Counterparty
•	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS,  such as mortgage pass-through certificates and collateralized mortgage obligations issued by Fannie Mae, Freddie Mac or Ginnie Mae, and (ii) structured Agency RMBS. The Company is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company’s distributions and the expected funding of purchased assets and anticipated borrowings. These forward-looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s most recent Form 10-K and Quarterly Report on Form 10-Q.

RMBS Valuation Characteristics
($ in thousands)
									Realized	Realized
									Apr 2020	Feb - Apr	Modeled	Modeled
					Net			Weighted	CPR	2020 CPR	Interest	Interest
			%		Weighted			Average	(1-Month)	(3-Month)	Rate	Rate
	Current	Fair	of	Current	Average			Maturity	(Reported	(Reported	Sensitivity	Sensitivity
Type	Face	Value(1)	Portfolio	Price	Coupon	GWAC	Age	(Months)	in May)	in May)	(-50 BPS)(2)	(+50 BPS)(2)
Pass Through RMBS
Post Reset ARM	$948	$980	0.03%	$103.40	4.51%	4.96%	189	172	0.00%	0.00%	$(14)	$21
Fixed Rate CMO	161,117	172,794	5.34%	107.25	4.00%	4.40%	34	322	14.63%	12.33%	559	(734)
15yr 3.0	17,260	18,372	0.57%	106.44	3.00%	3.62%	3	174	0.72%	0.91%	106	(170)
15yr 3.5	33,967	36,519	1.13%	107.51	3.50%	3.96%	5	171	1.81%	3.09%	343	(430)
15yr 4.0	1,597	1,718	0.05%	107.56	4.00%	4.47%	24	145	94.21%	61.67%	21	(21)
15yr Total	52,824	56,609	1.75%	107.17	3.35%	3.86%	5	171	4.24%	4.15%	470	(621)
30yr 3.0	366,095	388,996	12.03%	106.26	3.00%	3.88%	4	352	7.05%	12.62%	2,605	(4,090)
30yr 3.5	1,254,354	1,366,043	42.25%	108.90	3.50%	4.03%	7	350	10.13%	7.69%	14,357	(19,658)
30yr 4.0	494,336	552,993	17.10%	111.87	4.00%	4.52%	14	342	10.74%	8.53%	6,571	(8,210)
30yr 4.5	346,526	387,775	11.99%	111.90	4.50%	5.00%	15	344	17.91%	15.90%	3,633	(4,248)
30yr 5.0	238,560	269,915	8.35%	113.14	5.00%	5.51%	23	333	23.82%	21.27%	2,797	(3,035)
30yr Total	2,699,871	2,965,722	91.73%	109.85	3.78%	4.36%	10	346	12.07%	10.61%	29,963	(39,241)
Total Pass Through RMBS	2,914,760	3,196,105	98.86%	109.65	3.79%	4.35%	12	342	12.06%	10.58%	30,978	(40,575)
Structured RMBS
Interest-Only Securities	374,792	36,899	1.14%	9.85	4.00%	4.59%	70	277	32.33%	26.62%	(1,791)	3,094
Total Structured RMBS	374,792	36,899	1.14%	9.85	4.00%	4.59%	70	277	32.33%	26.62%	(1,791)	3,094
Total Mortgage Assets	$3,289,552	$3,233,004	100.00%		3.81%	4.38%	18	334	14.41%	12.62%	$29,187	$(37,481)

											Interest	Interest
	Average	Hedge									Rate	Rate
	Notional	Period									Sensitivity	Sensitivity
Hedge	Balance	End									(-50 BPS)(2)	(+50 BPS)(2)
Eurodollar Futures	$(50,000)	Dec-2021									$(438)	$438
TBA	(50,000)	Jun-2020									(412)	537
Swaps	(625,000)	Jun-2024									(13,500)	13,500
5-Year Treasury Futures	(69,000)	Jun-2020(3)									(2,089)	2,312
Swaptions	(500,000)	Mar-2021									(312)	1,314
Hedge Total	$(1,294,000)										$(16,751)	$18,101
Rate Shock Grand Total											$12,436	$(19,380)

(1)	Amounts in the tables above include assets with a fair value of approximately $55.0 million purchased in April 2020, which settle in May 2020.
(2)
Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(3)	Five year treasury futures contracts were valued at prices of $125.48 at April 30, 2020. The market value of the short position was $86.6 million.

RMBS Assets by Agency			Investment Company Act of 1940 Whole Pool Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value(1)	Portfolio	Asset Category	Value(1)	Portfolio
As of April 30, 2020			As of April 30, 2020
Fannie Mae	$2,014,164	62.3%	Non-Whole Pool Assets	$307,310	9.5%
Freddie Mac	1,218,840	37.7%	Whole Pool Assets	2,925,694	90.5%
Total Mortgage Assets	$3,233,004	100.0%	Total Mortgage Assets	$3,233,004	100.0%

(1)	Amounts in the tables above include assets with a fair value of approximately $55.0 million purchased in April 2020, which settle in May 2020

Borrowings By Counterparty
($ in thousands)
			Weighted	Weighted
		% of	Average	Average
	Total	Total	Repo	Maturity	Longest
As of April 30, 2020	Borrowings(1)	Debt	Rate	in Days	Maturity
Mirae Asset Securities (USA) Inc.	$395,635	13.2%	1.34%	30	7/22/2020
Wells Fargo Bank, N.A.	347,977	11.6%	0.40%	12	5/20/2020
Merrill Lynch, Pierce, Fenner & Smith	286,880	9.5%	0.50%	13	5/13/2020
Mitsubishi UFJ Securities (USA), Inc	251,945	8.4%	0.60%	16	5/27/2020
ABN AMRO Bank N.V.	234,890	7.8%	1.04%	32	6/24/2020
Cantor Fitzgerald & Co	231,556	7.7%	0.32%	14	5/18/2020
Citigroup Global Markets Inc	221,848	7.4%	1.55%	13	5/18/2020
ASL Capital Markets Inc.	210,125	7.0%	0.62%	46	7/13/2020
J.P. Morgan Securities LLC	196,133	6.5%	0.50%	13	5/27/2020
RBC Capital Markets, LLC	186,262	6.2%	1.38%	16	5/27/2020
ING Financial Markets LLC	94,601	3.1%	0.35%	18	5/18/2020
Daiwa Securities America Inc.	81,960	2.7%	1.15%	9	5/12/2020
Barclays Capital Inc	77,927	2.6%	0.45%	13	5/13/2020
Lucid Cash Fund USG LLC	56,620	1.9%	0.43%	14	5/14/2020
ED&F Man Capital Markets Inc	36,749	1.2%	0.25%	78	7/22/2020
Bank of Montreal	32,967	1.1%	1.78%	13	5/13/2020
J.V.B. Financial Group, LLC	26,641	0.9%	0.35%	20	5/20/2020
South Street Securities, LLC	25,151	0.8%	1.77%	6	5/6/2020
Austin Atlantic Asset Management Co.	11,675	0.4%	0.30%	6	5/6/2020
Mizuho Securities USA, Inc	1,355	0.0%	2.27%	21	5/21/2020
Total Borrowings	$3,008,897	100.0%	0.81%	20	7/22/2020

(1)
In April 2020, the Company purchased assets with a fair value of approximately $55.0 million, which settle in May 2020 that are expected to be funded by repurchase agreements. The anticipated borrowings are not included in the table above.

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400